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                                                                   EXHIBIT 99.17

                     [TRANSLATION FROM THE GERMAN LANGUAGE]

                                 LOAN AGREEMENT
                (Final Version, as signed on September 29, 1997)

between CELESTE 97 VERMOGENSVERWALTUNGS GMBH, MUNICH hereinafter referred to as "Borrower"

and            DRESDNER BANK AG, STUTTGART
               hereinafter referred to as "Dresdner Bank AG" or "Bank"



PREAMBLE

Decora Industries Inc., New York (hereinafter referred to as "Decora"), intends to acquire up to 100 % of shares in Konrad Hornschuch AG, Wei(beta)bach, for a total amount of DM 79,800,000.- via the Borrower which has been acquired for this purpose. In this context, it is also intended to restructure the existing payment obligations of Konrad Hornschuch AG.

In this context, the Borrower has acquired, free of rights of third parties, approximately 51.2 % of shares in Konrad Hornschuch AG for a purchase price of DM 46,690,700.- pursuant to purchase agreement of August 18, 1997 (ANNEX 1A) and approximately 22 % of shares in Konrad Hornschuch AG for a purchase price of DM 14,891,580.- pursuant to purchase agreement of September 3, 1997 (ANNEX 1B). A further approximately 1.8 % of shares in Konrad Hornschuch AG will be acquired shortly for a purchase price of DM 1,250,000.-. The ancillary transaction costs for the acquisition of such 75 % of shares amount to DM 1,100,000.-. For purposes of the acquisition of the above-mentioned 75 % of shares in Konrad Hornschuch AG and in order to cover


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                           Vermogensverwaltungs GmbH


the ancillary transaction costs, the Borrower will be provided by Decora with equity in the amount of DM 26,689,250.-; additionally, funds from an acquisition loan in the amount of DM 37,310,750.- will be made available.

Object of business of the Borrower is in particular the management of its own assets.

The financing of the transaction is contemplated as follows:

--------------------------------------------------------------------------------
ORIGIN OF FUNDS                   DM    Use of Funds             DM         %
--------------------------------------------------------------------------------
Purchase Price          62,832,280.-    Equity         26,689,250.-       42%
--------------------------------------------------------------------------------
Interest on                 67,720.-    Acquisition    37,310,750.-       58%
Purchase Price                          Loan
--------------------------------------------------------------------------------
Transaction              1,100,000.-
Cost
--------------------------------------------------------------------------------
TOTAL                   64,000,000.-    Total          64,000,000.-      100%
--------------------------------------------------------------------------------


The acquisition of these 75 % of shares in Konrad Hornschuch AG will be effected in a "first step". In addition thereto, it is contemplated and required that immediately after the acquisition of 75 % of shares in Konrad Hornschuch AG, in a "second step" a public offer pursuant to the German Take-Over Code for the acquisition of the remaining 25 % of shares will be prepared. It is contemplated that this measure and the intended restructuring of existing payment obligations of Konrad Hornschuch AG in the maximum amount of DM 40,000,000.- will be effected within 18 months after execution of this loan agreement under the leadership of Dresdner Bank AG.

Now therefore, the Bank declares to be willing to make available to the Borrower in the "first step" the following loan, subject to the following conditions and on the basis of the general terms and conditions of the Bank which are attached as ANNEX 1C (hereinafter referred to as "AGB").






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                           Vermogensverwaltungs GmbH


1.      LOAN

        ACQUISITION LOAN IN THE TOTAL AMOUNT OF                  DM 37,310,750.-

        (in words: German marks thirty-seven million three hundred ten thousand seven hundred fifty)

        The loan shall be syndicated at a later point in time. In the meantime, Dresdner Bank AG declares to be willing to make available the whole amount of the loan.


2.      DRAWING MODALITIES

        The loan can be drawn by the Borrower in one amount after all payment conditions pursuant to no. 10 have been met. The loan amount will be made available to the Borrower by Dresdner Bank AG on its account no. 9 190 600 01 at Dresdner Bank AG Stuttgart under the proviso that this amount can only be used in accordance with no. 3 of this agreement. The loan cannot be revalued [ist nicht revalutierbar].


3.      PURPOSE OF USE

        The loan is made available to the Borrower exclusively for the purpose of partly financing the purchase price for the acquisition of 75 % of shares in Konrad Hornschuch AG as described in the Preamble including the consideration for the non-compete covenant of Kunz Holding KG and of partly covering the ancillary transaction costs. Upon request, the use of the loan has to be evidenced to the Bank.


4.      TERMS AND CONDITIONS

        The following terms and conditions shall apply:




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4.1     INTEREST RATE on the basis of 3- or 6-months-DM-LIBOR (as ascertained by
        Dresdner Bank AG two banking days before drawing) plus a MARGIN OF 2.5 % P.A.. The interest is calculated on the basis of 365/360 days.

4.2     The PAYMENT will be made at 100%.

4.3 INTEREST is due and payable in arrears at the end of an interest period, at the latest, however, every three months.

4.4 Interest has to be made available by the Borrower at the respective due date on the account no. 9 190 600 00 at Dresdner Bank AG.

4.5 The first interest period is 3 months. Thereafter, the choice of the interest period has to be made three banking days before the beginning of the respective interest period. In case that the Bank will not be informed three banking days before the beginning of an interest period about the chosen time period, the preceding interest period shall be applicable.

4.6 DM-LIBOR is defined as London Inter Bank Offered Rate for the legal currency of the Federal Republic of Germany as ascertained by the Bank two banking days each before the beginning of the first or the expiry of the preceding interest period at 11.00 a.m. London time. A DM-LIBOR quotation can only be made if corresponding funds are made available on the money market. If, at any time during the term of the LOAN, no DM-LIBOR quotations are available, Dresdner Bank AG will request from two banks which are situated in Frankfurt am Main and which are not involved in the transaction, offering quotations [Einstandssatze Brief] for loans with corresponding durations, the average [einfacher Mittelwert] of which shall substitute DM-LIBOR as the basis for the calculation of interest.

4.7 Banking days are days on which the offices of the Bank in Stuttgart and of banks in London and Frankfurt am Main are generally open for business.

5.      COMMISSIONS



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5.1     Commitment commission 0.5 % p.a. on the committed but not used loan. The commission will be calculated on the basis of 360/360 days, commencing with the signing of the loan agreement. The account no. 9 190 600 00 at the Bank will be debited monthly in arrears with the commitment commission.

5.2 Front-end fee 2.0 % one time on the total amount of the loan, payable on the day of first use of the loan. The Bank is entitled to debit any accounts of the Borrower with the Bank with the front-end fee (invoice will be prepared separately). If a work fee has been paid in the course of the retainer agreement of August 18, 1997, this will be credited against the front-end fee.


6.      DURATION

The LOAN is time-wise limited until September 30, 2004.


7.      REPAYMENT

7.1 The loan has to be repaid in installments according to the following repayment schedule, beginning on March 30, 1999. Until then, repayments are suspended. Final installment is due and payable on September 30, 2004. To the extent that the aforementioned dates are no banking days, repayment has to be effected on the preceding banking day, respectively. Repaid amounts cannot be revalued [sind nicht revalutierbar].

        PAYMENT ON                       INSTALLMENT     REMAINING BALANCE

        March 30, 1998           Repayment suspended          37,310,750.-

        September 30, 1998       Repayment suspended          37,310,750.-

        March 30, 1999                   2,950,000.-          34,360,750.-

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
        PAYMENT ON                       INSTALLMENT     REMAINING BALANCE

        September 30, 1999               2,950,000.-          31,410,750.-

        March 30, 2000                   2,900,000.-          28,510,750.-

        September 30, 2000               2,900,000.-          25,610,750.-

        March 30, 2001                   3,150,000.-          22,460,750.-

        September 30, 2001               3,150,000.-          19,310,750.-

        March 30, 2002                   3,200,000.-          16,110,750.-

        September 30, 2002               3,200,000.-          12,910,750.-

        March 30, 2003                   3,300,000.-           9,610,750.-

        September 30, 2003               3,300,000.-           6,310,750.-

        March 30, 2004                   3,300,000.-           3,010,750.-

        September 30, 2004               3,010,750.-                   0.-

        The respective amounts to be repaid have to be made available by the Borrower for debiting on the respective due date on the account no. 9 190 600 00 of the Borrower with Dresdner Bank AG.

        If amounts which are due and payable in connection with this loan agreement are not paid by the Borrower, the Borrower will be in default of payment without a payment demand being required. For the duration of the default of payment, the Borrower is obliged to pay default interest on the outstanding due amounts to be repaid at a rate of 5 percentage points over the applicable discount rate of Deutsche Bundesbank (or the rate which substitutes the discount rate of Deutsche


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        Bundesbank pursuant to Section 11 para. 1 German Consumer Credit Act
        [Verbraucherkreditgesetz] or - if such rate should not be available - a rate which is designated by the Bank pursuant to Section 315 German Civil Code) for the time period from due date until receipt of the amounts by the bank. If the Borrower is in default of payment with respect to interest payments, the Borrower shall be obliged to pay liquidated damages to the banks [should read: Bank]. The amount of liquidated damages equals to an interest rate of 5 percentage points over the applicable discount rate of Deutsche Bundesbank (or, after its abolition, the aforementioned corresponding rate) for the time period from due date to the receipt of the amounts by the Bank. The Borrower is free to prove that a damage has not occurred or not in the asserted amount, whereas the Bank has the right to assert exceeding damages.

7.2 Premature repayments can be made at the end of each interest period with a minimum amount of DM 500,000.- or a multiple thereof, and such payments will be credited against the respective last repayment installments in a time- wise order ("inverse order of maturity"). The Borrower has to inform the Bank of any intended premature repayment at least five banking days before the end of the respective interest period.

7.3 In addition to the repayment conditions pursuant to no. 7.1, the loan has to be repaid by the excess-cash-flow of the Borrower (as determined pursuant to ANNEX 7.3) while taking into consideration the respective interest period. The excess-cash-flow shall be determined on the basis of the audited annual accounts and has to be used for repayment upon expiry of the respective interest period which is applicable on such date referred to in no. 9.1.1. The crediting shall be made in accordance with no. 7.2.


8.      COLLATERAL

8.1.1 First-rank pledge of the existing and future shares in Konrad Hornschuch AG which are owned by the Borrower by pledge of the securities account for purposes of holding such shares in custody of the Borrower with the Bank, account no. 9



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        190 600 00, pursuant to form no. A 1625 (ANNEX 8.1.1).

8.1.2 Pledge of the shares in Konrad Hornschuch AG which have been acquired from Kunz Holding KG pursuant to form no. A 1626 (ANNEX 8.1.2) by assignment of the claim for delivery against Deutsche Bank AG (Annex 1a, Section 3 para 1). The Borrower hereby irrevocably authorizes the Bank to procure in the name of the Borrower the transfer of these shares from Deutsche Bank AG to the securities account referred to in no. 8.1.1.

8.1.3 Pledge of the shares in Konrad Hornschuch AG which have been acquired from Baden-Wurttembergische Bank AG pursuant to form no. A 1626 (ANNEX 8.1.3) which are or will be, respectively, kept in save custody on a securities account of the Borrower at Baden-Wurttembergische Bank AG (Annex 1b, Section 3 para1). The Borrower hereby irrevocably authorizes the Bank to procure in the name of the Borrower the transfer of these shares from Baden-Wurttembergische Bank AG to the securities account referred to in no. 8.1.1.

8.2 Guarantee of Decora Industries, Inc. ["Decora"], in the amount of DM 5,000,000.- pursuant to form no. A 1604 f (ANNEX 8.2).

8.3 Obligation of Decora to pay such interest for the loan which becomes due and payable before the first repayment installment becomes due and payable pursuant to no. 7.1; such amounts have to be made available to the Borrower by Decora as subordinated shareholder's loans (ANNEX 8.3).

8.4 Decora will undertake pursuant to ANNEX 8.3 to make a public tender offer to the minority shareholders of Konrad Hornschuch AG pursuant to the German Takeover Code. Decora - via the Borrower - may have the option to make either a cash offer or an exchange offer of shares in Decora for shares in Konrad Hornschuch AG. In either case the ratio of equity to debt at the Borrower will be 47 % to 53 % following the completion of the takeover of all those shares in Konrad Hornschuch AG as acquired by the Borrower. If Decora elects to make - via the Borrower
        - the offer in cash, Decora will place such funds which are necessary to achieve the equity portion of 47 % following the takeover of all those shares in Konrad



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                           Vermogensverwaltungs GmbH


        Hornschuch AG as acquired by the Borrower, in cash in an account with the Bank prior to making the public tender offer.

8.5 Declaration of subordination along with obligation to retain the loaned amounts to the Borrower with respect to all existing and future shareholder's loans to the Borrower pursuant to form no. A1613 of Dresdner Bank AG (ANNEX 8.5).

Additionally, the collateral secures all existing, future and contingent claims of the Bank along with all of its domestic and foreign branches resulting from the banking relationship with the Borrower. Details have been or will be - respectively - determined upon granting of the respective collateral.

Additionally, the pledge and security rights which are stipulated in the AGB of the Bank shall serve as collateral for the loan. In case of an increase of the risk which may occur later on, the Bank is furthermore allowed to demand an improvement of the collateral or the granting of additional collateral.


9.      CONDITIONS

9.1 The Borrower will inform the Bank during the duration of the loan (including extensions) regularly about the development of its economical conditions and will, for these purposes, submit without delay and without being requested at least the following documents - with which the Bank is satisfied.

9.1.1 ANNUAL ACCOUNTS of the Borrower and Konrad Hornschuch AG, each separate and consolidated, which have been audited by an auditor or an auditing firm, including the notes [Anhang], management report [Lagebericht] and auditor's report, at the latest 120 days after the end of the respective business year.

9.1.2 QUARTERLY STATUS of Borrower and of Konrad Hornschuch AG, each separate and consolidated, comprising balance sheet, profit and loss account and cash flow calculation of the current period and a comparison to the business plan, prepared



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        by the respective management, at the latest 45 days after the end of the respective quarter.

9.1.3 Monthly FIGURES of Konrad Hornschuch AG with respect to the turnover and profit situation including comparison of projected and actual figures for each month and on a cumulated basis, at the latest 25 days after the end of the respective month.

9.1.4 Detailed BUSINESS PLANS for the respective next business year for the Borrower and Konrad Hornschuch AG, comprising statements as to the planned development of turnover and profit, projective balance sheets and a liquidity projection as well as basic figures of the strategic planning for the next three years, at the latest 30 days before the end of the respective business year.

9.1.5   Confirmation by an auditor or an auditing firm in accordance with ANNEX
        9.1.5 with respect to compliance with the key financial figures of the Borrower, at the latest 120 days after the end of the respective business year; upon request of the Bank in shorter time periods.

        The Borrower is obliged to comply with the key financial figures as listed in ANNEX 9.1.5 during the whole duration of the loan and to inform the Bank immediately of any deviations therefrom. In addition thereto, the Borrower will inform the Bank about the reasons which have led to deviations and will explain the measures which have been or will be taken in order to regain compliance with the key financial figures. In case of non-compliance with the key figures, the Borrower is granted a period of 60 days after the date of realization of non-compliance by the Borrower in order to regain compliance with the key figures; during this time period, the Bank has the right to reject any further drawings of the loan.

        In addition thereto, the Borrower will inform the Bank immediately about any business developments which are deviating from the business plan as applicable from time to time, irrespective of its information duties pursuant to no. 9.1.

9.2. The Borrower will inform the Bank in writing about the following business incidents before any contractual obligations are concluded:



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9.2.1   ACQUISITIONS OF TANGIBLE ASSETS OR FINANCIAL ASSETS which exceed 120 %
        of the respective annual figures of the business plan of the borrower for the current business year.

9.2.2 Additional use/assumption of LOAN LIABILITIES - comprising liabilities which are similar to a loan (e.g. Euronotes, leasing) or guarantee credits [Avalkredite] of whatever kind including repurchase obligations in the course of sales financing.

9.2.3 That GRANTING OF LOANS or ASSUMING of suretyships, guarantees of whatever kind or similar obligations vis-a-vis or in favor of group companies of the Borrower or other third parties. Exempted therefrom is the granting of credit periods vis-a-vis trade debtors in the ordinary course of business.

9.2.4 Granting of assets which are owned at present or will be in future (including current assets) as COLLATERAL to any other creditor. Exempted therefrom is the agreement on usual retentions of title in favor of suppliers in the ordinary course of business.

9.2.5 SALE or any other disposal of ASSETS which are owned at present or will be in future (including current assets) which are of relevance for the business activities of the Borrower. Exempted therefrom is the sale of assets in the ordinary course of business which, however, does not comprise factoring or leasing transactions.

9.2.6   SALE of current or future PARTICIPATIONS by the Borrower.

9.2.7 ACQUISITION OR ESTABLISHING OF COMPANIES - directly or via subsidiaries or further third parties as well as transformations, spin-offs or mergers, including a transformation involving Konrad Hornschuch AG.

9.2.8 All business incidents which do or might have a substantial NEGATIVE IMPACT ON THE ASSETS- LIQUIDITY- AND EARNINGS SITUATION of the Borrower.

9.2.9   Any CHANGES of the MANAGEMENT TEAM of the Borrower.



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9.2.10  Payment of MANAGEMENT FEES of whatever kind exceeding in total DM
        100,000.- p.a.

9.2.11 Any LITIGATIONS/LEGAL DISPUTES of the Borrower, which together exceed a total amount of DM 100,000.-.

9.2.12  Change of the AUDITOR or the AUDITING FIRM.

9.2.13  Changes in the SHAREHOLDER STRUCTURE.

9.2.14 Conclusion, amendment or termination of CONTRACTS of whatever kind with shareholders or subsidiaries of the Borrower or with persons which are related to the shareholders or subsidiaries, comprising also companies in which these hold directly or indirectly a participation.

        In case of intended measures pursuant to nos. 9.2.1 - 9.2.14, the Borrower will explain in writing to the Bank whether and how these measures do or might affect the risk position of the bank. The Bank decides in its own discretion (Section 315 German Civil Code) upon written request by the Borrower within thirty banking days - after receipt of reasonable documentation and information which are relevant for its decision - to what extent a negative impact on the risk position has to be expected in the Bank's view. The scope of documents which are relevant for the decision is determined by the Bank.

9.3 In order to limit the risk resulting from changes of interest rates for the loan, satisfying hedging strategies have to be reconciled with the bank.

9.4 The Borrower will work towards Konrad Hornschuch AG maintaining adequate insurance coverage with respect to its assets and its business activities, corresponding to the standards of this business.

9.5 Exercise of voting rights resulting from the acquired shares in Konrad Hornschuch AG in the way that future annual profits of Konrad Hornschuch AG from the



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        business year 1998 onwards will be fully paid out, if economically reasonable and if possible under corporate law.

9.6 The Borrower is obliged not to make any interest payments or repayment of loan capital under shareholder's loans until the loan [should read: the loan under this loan agreement] has fully been repaid.

9.7 During to the duration of this loan the Borrower is obliged not make available to other creditors any share of direct subsidiaries as collateral.

9.8 If during the duration of this credit the Borrower is granted a shareholder's loan from Decora, the respective loan agreement has to be submitted to the bank.

9.9 Presentation of a "fairness opinion" with which the Bank is satisfied, at the latest 4 weeks after signing of this loan agreement.

9.10 Presentation of evidence with respect to the legal validity and enforceability of the declarations of Decora pursuant to nos. 8.2 and
        8.3 (Certificate of Resolution pursuant to form no. A 1604 g (ANNEX 9.10A), Certificate of Incumbency and Signature pursuant to form no. A 1604 h (ANNEX 9.10B), Legal Opinion pursuant to form no. A 1604 k (ANNEX 9.10C), with which the Bank is satisfied), within 4 weeks after signing of this loan agreement.


10.     CONDITIONS OF PAYMENT

The payment of the loaned funds will be effected upon receipt of the following documents and evidence with which the Bank is satisfied:

10.1 Legally valid and binding purchase agreement with respect to the acquisition of shares in Konrad Hornschuch AG along with confirmation of the Borrower that no breach of contract by Kunz Holding KG or Baden-Wurttembergische Bank AG or Decora Industries Inc. or the Borrower has occured and no termination right or unconditional right of withdrawal of any contractual party under the purchase



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        agreements (ANNEXES 1A AND 1B) exists.

10.2    Signing and execution of this loan agreement.

10.3 "Letter of Intent" of Dorrance Street Capital Advisors, L.L.C. pursuant to letter of September 24, 1997 (ANNEX 10.3).

10.4 Evaluation of the transaction structure from a tax law perspective by Arthur Andersen, Frankfurt am Main.

10.5 Legal evaluation of the transaction structure, including cartel law issues, by Oppenhoff & Radler, Munich.

10.6 Legally valid and binding creation of security interests in accordance with no. 8 of this loan agreement.

10.7 Payment of equity of the Borrower in the total amount of DM 26,689,250.- to the account no. 9 190 600 00 of the Borrower at Dresdner Bank AG under the sole condition that these amounts may only be disposed of upon payment of the loan.

10.8    Extract from the commercial register of Konrad Hornschuch AG.

10.9    Articles of association of the Borrower and charter of Konrad Hornschuch
        AG.

10.10   No breach of the conditions pursuant to no. 9 of this loan agreement.

10.11   No termination rights pursuant to no. 11 of this loan agreement.

10.12 At the date of conclusion of this loan agreement up-to-date quarterly figures concerning the development of business of Konrad Hornschuch AG.

10.13 No substantial changes of the economical and financial conditions and the business perspectives of the Borrower and Konrad Hornschuch AG.



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10.14   No current litigation/legal disputes against the Borrower which substantially impair the economical and financial conditions.

10.15 Confirmation by Decora that the investment and maintenance measures to be taken at Konrad Hornschuch AG during the duration of this loan do not exceed in total an amount of DM 10,000,000.- p.a.

10.16 Giving of an irrevocable payment order for payment of the purchase prices pursuant to the provisions of the share purchase agreements (Annex 1a and 1b).

11.     TERMINATION RIGHTS

Irrespective of termination rights resulting from the AGB of Dresdner Bank AG, the Bank has the right to terminate the loan in part or in total and to call in the loan for immediate repayment and to make use of the collateral, if

11.1    the purpose of use according to no. 3 is not met or

11.2 a condition of payment according to no. 10 is not met or ceased to exist subsequently, or

11.3 one or several conditions pursuant to no. 9 are not complied with by the Borrower, although having been granted in a time period of 20 banking days, irrespective of whether or not the Borrower was able to influence compliance with these conditions, or

11.4 the Borrower is in default of payment of the agreed interest or repayment of the loan, or

11.5 the Bank discovers that further substantial contractual obligations have been breached by the Borrower, or

11.6 the statements with respect to the assets and earnings conditions of the Borrower or of Konrad Hornschuch AG subsequently turn out to be incorrect or incomplete



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        with respect to substantial points, or

11.7 composition or bankruptcy proceedings or comparable proceedings are opened or applied for with respect to the Borrower or a company of the Konrad Hornschuch AG group, or

11.8 further circumstances occur or become known by which the repayment of the loan is substantially endangered, or


11.9 the Borrower has not acquired at least 75 % of shares in Konrad Hornschuch AG within 18 months from the signing of this loan agreement, and the restructuring of the existing payment obligations of Konrad Hornschuch AG has not been effected under the leadership of Dresdner Bank AG within this period of time.

11.10 a public offer for taking over all shares in Konrad Hornschuch AG which are not owned by the Borrower has not been made within 18 months from the signing of this loan agreement, while the ratio between own funds contributed to the financing of the acquisition and debt after completion of the "second step" must be 47 % to 53 %.

The Borrower is obliged to immediately inform the Bank in writing about the arising of any termination right or about any circumstances which might lead to a termination right.


12.     LENDING BANK OFFICE

        Dresdner Bank AG in Stuttgart.

13.     EXPENSES

        Expenses which are or will be incurred in the course of reviewing, structuring and completion of this loan agreement (external legal, consultancy and auditing fees as



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        Translation of the Loan Agreement Dresdner Bank AG - Celeste 97
                           Vermogensverwaltungs GmbH


        well as all costs of providing, management and realization of collateral) shall be borne by the Borrower.



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        Translation of the Loan Agreement Dresdner Bank AG - Celeste 97
                           Vermogensverwaltungs GmbH


14.     PLACE OF VENUE AND PLACE OF PERFORMANCE

        Place of venue and place of performance is Stuttgart. The laws of the Federal Republic of Germany are applicable.


15.     SYNDICATION

        The Bank is entitled any time to syndicate to other banks a partial amount or several partial amounts, respectively, of the financing. In this context, vis-a-vis banks which are likely to participate in the syndication, all information may be disclosed which in the opinion of the Bank are necessary for the syndication. The choice of syndicating partners will be reconciled with the Borrower.

        It is intended to achieve the credit financing which is necessary in order to implement the "second step" as described in the Preamble in the course of a syndication by way of a consortium loan agreement under the leadership of Dresdner Bank AG. The consortium loan agreement shall be prepared in close accordance with the term sheet of August 20, 1997 which Decora has received and with this loan agreement. The ratio between contributed owned funds and debt will be 47 % to 53 % after completion of the "second step".

        The Bank will endeavour in close co-operation with the Borrower to successfully syndicate this loan and to set up the consortium.

16.     MISCELLANEOUS

        Should any of the foregoing provisions be invalid or unenforceable, the remaining provisions shall not be affected thereby. The parties will replace an invalid or unenforceable provision by a provision which corresponds as closely as possible to the economical result of the unenforceable or invalid provision. If it turns out later on that this loan agreement contains one or several gaps, the same applies mutatis mutandis.


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        Translation of the Loan Agreement Dresdner Bank AG - Celeste 97
                           Vermogensverwaltungs GmbH


        In addition thereto, the AGB of Dresdner Bank AG are applicable.

        If rights under this loan agreement are temporarily or partly not asserted, this does not limit in any way those rights unless Dresdner Bank AG expressly waives such rights in writing.

        Changes of or amendments to this loan agreement require written form. This applies also to the abolition of this clause.


Frankfurt am Main, this September 29, 1997


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          Celeste 97 Vermogensverwaltungs GmbH, Munich


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                  Dresdner Bank AG, Stuttgart



We agree to the loan agreement between the Borrower and the Bank of September 29, 1997, in particular to nos. 8.2, 8.3, 8.4, 8.5, 9.5 and 9.6. We undertake to procure that the obligation concerning us will be met and that the shareholders' resolutions which are necessary in this respect will be adopted.

Frankfurt am Main, September 29, 1997


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                Decora Industries Inc., New York